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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  November 1, 2000
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                   Wells Real Estate Investment Trust, Inc.
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            (Exact name of registrant as specified in its charter)

                                   Maryland
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                (State or other jurisdiction of incorporation)


        0-25739                                            58-2328421
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(Commission File Number)                       (IRS Employer Identification No.)


         6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092
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              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code     (770) 449-7800
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         (Former name or former address, if changed since last report)
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Item 2.            Acquisition of Assets

Motorola Plainfield Building

Purchase of the Motorola Plainfield Building.  On November 1, 2000, Wells
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Operating Partnership, L.P. (Wells OP), a Delaware limited partnership formed to acquire, own, lease and operate real properties on behalf of Wells Real Estate Investment Trust, Inc. (Registrant), a Maryland corporation, purchased a three-story office building with approximately 236,710 rentable square feet located at 1111 Durham Avenue, Middlesex County, South Plainfield, New Jersey (Motorola Plainfield Building). Wells OP purchased this building from WHMAB Real Estate Limited Partnership (WHMAB), a Delaware limited partnership, pursuant to that certain Agreement of Purchase and Sale of Property (Agreement) between WHMAB and Wells Capital, Inc. (Advisor), a Georgia corporation. WHMAB is not in any way affiliated with the Registrant or the Advisor.

     The rights under the Agreement were assigned by the Advisor, the original purchaser under the Agreement, to Wells OP at closing. The purchase price for the Motorola Plainfield Building was $33,648,156. Wells OP also incurred additional acquisition expenses in connection with the purchase of the Motorola Plainfield Building, including attorneys' fees, recording fees, loan fees, and other closing costs, of approximately $105,225. In order to finance part of the acquisition of the Motorola Plainfield Building, Wells OP obtained $18,846,698 in loan proceeds from a revolving credit facility established with SouthTrust Bank, N.A. (SouthTrust Loan). Wells OP incurred $41,250 in loan fees in connection with the receipt of loan proceeds from the SouthTrust Loan. In order to aid Motorola in defraying certain tenant improvement costs, WHMAB agreed to provide Motorola allowances of: (i) $1,350,000 for base building improvements,
(ii) $5,585,850 for tenant improvements, and (iii) $452,676 for architectural improvements. A portion of the allowances for improvements were paid at or prior to closing while the remaining $4,030,806 of the allowances will be paid from an escrow account that was established at closing.

Description of the Building and Site.  As set forth above, the Motorola
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Plainfield Building is a three-story office building containing approximately
236,710 rentable square feet. The Motorola Plainfield Building was completed in 1976, and is located on a 34.5 acre tract of land. The property includes a cafeteria, gym, storage area, baseball field, heliport and tennis courts along with 918 surface parking spaces.

The Motorola Plainfield Lease.  The entire 236,710 rentable square feet of the
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Motorola Plainfield Building is currently under a net lease agreement with
Motorola, Inc. (Motorola). The landlord's interest in the Motorola lease was assigned to Wells OP at the closing. The initial term of the Motorola lease is ten years which commenced on November 1, 2000, and expires on October 31, 2010. Motorola has the right to extend the Motorola lease for two additional five-year periods of time for a base rent equal to the greater of (i) the last years rent, or (ii) 95% of the then-current "fair market rental rate." The current annual rent payable under the Motorola lease is $3,324,428. Motorola has an expansion right for an additional 143,000 rentable square feet. Additionally, Motorola has a right of first offer if Wells OP decides to sell the building.

The Tenant.  The building is occupied by Motorola's Personal Communications
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Systems Division (PCS). PCS is a worldwide developer and manufacturer of space and ground communications equipment and systems. Motorola, a New York Stock Exchange Company, had net income of

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$891 million on revenues of $33.1 billion for the fiscal year 1999, and has a net worth of over $18.7 billion.

Property Management Fees.  Wells Management Company, Inc. (Wells Management), an
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affiliate of the Registrant, has been retained to manage and lease the Motorola
Plainfield Building. The Registrant shall pay management and leasing fees to Wells Management in the amount of 4.5% of gross revenues from the Motorola Plainfield Building.

Item 7.  Financial Statements and Exhibits.

     (a) Financial Statements. Since it is impracticable to provide the required
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financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that the required financial statements will be filed on or before January 15, 2001 by amendment to this Form 8-K, which date is within the 60 day period allowed to file such an amendment.

     (b) Pro Forma Financial Information. See Paragraph (a) above.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             WELLS REAL ESTATE INVESTMENT
                                             TRUST, INC. (Registrant)

                                             By: /s/ Leo F. Wells, III
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                                                 Leo F. Wells, III
                                                 President

Date:  November 13, 2000

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